SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 10, 2002


                         ARIZONA PUBLIC SERVICE COMPANY
             (Exact name of registrant as specified in its charter)


          Arizona                        1-4473                 86-0011170
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)        Identification Number)


400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona           85004
      (Address of principal executive offices)                   (Zip Code)


                                 (602) 250-1000
              (Registrant's telephone number, including area code)


                                      NONE
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

ARIZONA ELECTRIC INDUSTRY RESTRUCTURING

     TRACK A ORDER

     On September 10, 2002, the Arizona Corporation Commission ("ACC") issued its written order on "Track A" issues (the "Track A Order") related to the generic docket established by the ACC in January 2002. The Track A Order documents decisions made by the ACC at an open meeting on August 27, 2002, as previously reported in the Report on Form 8-K of Arizona Public Service Company (the "Company"), dated August 27, 2002. A copy of the Track A Order is attached to this Report as Exhibit 99.1. The Company intends to file a motion for reconsideration of the Track A Order on or before September 30, 2002. The major provisions of the Track A Order include, among other things:

     Provisions related to the reversal of the generation asset transfer requirement:

     * The ACC reversed its decision, as reflected in the ACC's electric competition rules, to require the Company to transfer its generation assets either to an unrelated third party or to a separate corporate affiliate (see the Track A Order, first Ordering Paragraph); and

     * The ACC unilaterally modified the 1999 settlement agreement, which authorized the Company's transfer of its generating assets, and directed the Company to cancel its activities to transfer its generation assets to Pinnacle West Energy ("PWEC") (see the Track A Order, Conclusion of Law No. 7 and the first Ordering Paragraph).

     Provisions related to the wholesale competitive energy procurement process ("Track B" issues):

     * The ACC stayed indefinitely the requirement of the ACC's electric competition rules that the Company acquire 100% of its energy needs for its standard offer customers from the competitive market, with at least 50% obtained through a competitive bid process (see the Track A Order, second Ordering Paragraph);

     * The ACC established a requirement that the Company competitively procure, at a minimum, any required power that it cannot produce from its existing assets in accordance with the ultimate outcome of the Track B proceedings (see the Track A Order, fourth Ordering Paragraph);

     * The ACC directed the parties to develop a competitive procurement ("bidding") process that can begin by March 1, 2003 (instead of January 1, 2003) (see the Track A Order, sixth Ordering Paragraph); and

     * The ACC stated that "the PWEC generating assets that [the Company] may acquire from PWEC shall not be counted as [the Company's] assets in determining the amount, timing and manner of the competitive solicitation" for Track B purposes, thereby bifurcating the regulatory treatment of the Company's existing assets and the PWEC assets (see the Track A Order, sixth Ordering Paragraph).

     The ACC Staff is conducting workshops on the Track B issues with various parties to determine and define the appropriate process to be used for competitive power procurement. On September 13, 2002, the ACC Staff issued a "proposal and request for comments" describing a process by which the Company would procure power not supplied by its own resources. Comments from parties participating in the Track B process are due by September 18, 2002. The Company cannot predict when the ACC Staff will issue its final report on the Track B issues or when the ACC commissioners will make a final decision in this matter. As described above, the ACC has directed the parties to complete the Track B proceedings such that the competitive procurement process can begin by March 1, 2003.

     FINANCING APPLICATION

     The Track A Order stated that if the Company wished to acquire PWEC's generating assets, as suggested in a letter the Company filed with the ACC on July 11, 2002, the Company must file an appropriate application with the ACC. On September 16, 2002, the Company filed an application with the ACC (the "Financing Application") requesting the ACC to allow the Company to borrow up to $500 million and to lend the proceeds to PWEC; to guarantee up to $500 million of PWEC's debt; or a combination of both, not to exceed $500 million in the aggregate. The loan and/or the guarantee would be used to refinance debt incurred to fund the construction of PWEC generation assets. A copy of the Financing Application is attached to this Report as Exhibit 99.2.

     The Financing Application addresses, among other things, the following matters:

     * The Company noted that its April 19, 2002 filing with the ACC had sought unification of "PWEC Assets" (West Phoenix Combined Cycle Units 4 and 5, Redhawk Units 1 and 2, and Saguaro Combustion Turbine Unit 3) and the Company's generation assets under a common financial and regulatory regime. The Company further noted that the Track A Order's language regarding the treatment of the PWEC Assets for Track B purposes (see the last bullet point under "Track A Order" above) appears to postpone a decision regarding the inclusion of the PWEC Assets in the Company's rate base, thereby effectively precluding the consolidation of the PWEC Assets at the Company under a common financial and regulatory regime.

     * The Company stated that it did not intend or desire to foreclose the possibility that it would acquire all or part of the PWEC Assets or that it may propose that the PWEC Assets be included in the Company's rate base or afforded cost-of-service regulatory treatment to the extent the PWEC Assets are used by the Company's customers. The Company stated that these issues would be appropriate topics in the Company's 2003 general rate case and noted that the Track A Order specifically stated that the ACC would not pre-judge the eventual rate

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
          treatment of the PWEC Assets (see the Track A Order, tenth Ordering Paragraph).

     * The Company stated that the Track A Order's reversal of the generation asset transfer requirement and the resulting bifurcation of generation assets between the Company and PWEC under different regulatory regimes results in PWEC being unable to attain investment grade credit ratings. This, in turn, precludes PWEC from accessing capital markets to refinance the bridge financing provided by the Company to fund the construction of the PWEC Assets or from effectively competing in the wholesale markets. The Company noted that PWEC had previously received investment grade credit ratings contingent upon its receipt of the Company's generation assets, and that the Company's credit ratings could be adversely affected if PWEC is unable to finance its capital requirements.

     * The Company stated that the amount of the requested loan and/or guarantee is the Company's present estimate of the amount of credit support necessary through the Company to restore PWEC and the Company to their credit status prior to the ACC's issuance of the Track A Order. The Company further stated that if the requested amount proves to be inadequate, the Company reserves the right to submit a second financing application seeking additional credit support.

     * The Company requested ACC approval of the requested loan and/or guarantee by December 31, 2002.

     The Company cannot currently predict the outcome of the matters discussed in this Report, and continues to evaluate its legal and regulatory options.

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
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

          The Company hereby incorporates the following Exhibit pursuant to Exchange Act Rule 12b-32 and Regulation ss. 229.10(d) by reference to the filing set forth below:

                                                 Originally Filed                                 Date
Exhibit No.           Description                   As Exhibit:              File No.(a)        Effective
-----------           -----------                   ----------               -----------        ---------
   99.1          ACC Opinion and Order      99.1 to Pinnacle West's             1-8962           9-17-02
                 dated September 10,        September 10, 2002 Form 8-K
                 2002, Decision No. 65154   Report

   99.2          Arizona Public Service     99.2 to Pinnacle West's             1-8962           9-17-02
                 Company Application        September 10, 2002 Form 8-K
                 filed with the Arizona     Report
                 Corporation Commission
                 on September 16, 2002

----------
(a) Reports filed under File No. 1-8962 were filed in the office of the Securities and Exchange Commission located in Washington, D.C.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ARIZONA PUBLIC SERVICE COMPANY
                                        (Registrant)


Dated: September 17, 2002               By: Michael V. Palmeri
                                            ------------------------------------
                                            Michael V. Palmeri
                                            Vice President, Finance

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